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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statements on Form S-8 (File Nos. 33-90986 and 333-3535), as amended, relating to Brightpoint, Inc.'s 1994 Stock Option Plan and Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (File No. 333-2242) relating to Brightpoint, Inc.'s 401(k) Plan, the Registration Statement on Form S-3 (File No. 33-91112) relating to common stock issuable upon exercise of certain options and warrants of Brightpoint, Inc., the Registration Statement on Form S-3 (File No. 333-3569) relating to common stock issuable upon exercise of certain warrants of Brightpoint, Inc. and the Registration Statement on Form S-3 (File No. 333-15663) pertaining to certain shares of common stock of Brightpoint, Inc. issued in connection with the acquisition of Allied Communications, Inc. and Affiliates of our report on Allied Communications, Inc. and Affiliates dated February 23, 1996 on our audits of the financial statements of Allied Communications, Inc. and Affiliates, which report is included in this Annual Report on Form 10-K/A.


/s/ Coopers & Lybrand LLP
-------------------------
Coopers & Lybrand LLP

Philadelphia, Pennsylvania
March 25, 1997